                                                                   NEWS RELEASE
                                                                       CONTACT:
                                                        ROBERT M. THORNTON, JR.
                                                        CHIEF EXECUTIVE OFFICER
                                                                 (770) 933-7000


       SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES SECOND QUARTER RESULTS AND
                   UPDATES STATUS OF HEALTHMONT, INC. MERGER

         Atlanta, Georgia (February 5, 2003) - SunLink Health Systems, Inc. (AMEX: SSY) today announced a net loss of $986,000 or $0.20 per share for the quarter ended December 31, 2002, compared to net earnings of $781,000 or $0.16 per share for the quarter ended December 31, 2001. For the six months ended December 31, 2002, SunLink reported a net loss of $551,000 or $0.11 per share compared to net earnings of $435,000 or $0.09 per share for the six months ended December 31, 2001.

         Included in the results for the quarter ended December 31, 2002 were the following items:

- An asset impairment charge of $1,562,000 to write down the carrying value of the existing Mountainside Medical Center in Jasper, Georgia. The existing facility includes the hospital and a medical office building. SunLink is currently building a new hospital in Jasper, Georgia which will replace the existing facility in May 2003.

- Acquisition expenses of $411,000 related to the proposed merger with HealthMont, Inc. SunLink received notice from HealthMont of a third party acquisition offer which HealthMont concluded is superior to SunLink's offer. Although the merger agreement remains in full force and effect, capitalized costs relating to the merger through December 31, 2002 have been expensed because SunLink can no longer determine that it is probable that the HealthMont acquisition will be completed. SunLink anticipates additional expenses related to the proposed acquisition of HealthMont that were incurred subsequent to December 31, 2002 of approximately $200,000 will be expensed during the quarter ended March 31, 2003.

- Favorable adjustments to net revenues of $898,000 for settlements and filings of Medicare and Medicare cost reports during the quarter.

- A negative adjustment to net revenues of $383,000 for settlement of a Medicaid indigent care issue in Georgia during the quarter.

- A $134,000 reduction of interest expense due to a reduction of $700,000 principal amount of seller-financed debt incurred in the February 2001 purchase of six hospitals by

         SunLink. The debt adjustment reflects the settlement of the purchased working capital at the acquisition date and resulted in a decrease in the purchase price of the six hospitals.

- Earnings from discontinued operations of $331,000 related to a capital loss tax carry-back on the disposal of the Company's former Housewares segment.

         SunLink reported a loss from continuing operations for its second fiscal quarter ended December 31, 2002 of $1,302,000 or $0.26 per share compared to earnings from continuing operations of $26,000 or $0.01 per share for the quarter ended December 31, 2001. For the six months ended December 31, 2002, a loss from continuing operations of $852,000 or $0.17 per share was reported compared to a loss from continuing operations of $566,000 or $0.11 per share for the prior year six months ended December 31, 2001. The loss from continuing operations for the quarter and six months ended December 31, 2002 included the asset impairment charge, the write-off of merger costs, the reduction of interest expense and the net revenues adjustments delineated above. Earnings from continuing operations for the three and six months ended December 31, 2001 included gains on sales of property and equipment of $310,000 and $329,000, respectively.

         The Company had an operating loss for the quarter ended December 31, 2002 of $667,000 (before net interest expense of $568,000 and income tax expense of $67,000) compared to an operating profit for the prior year quarter ended December 31, 2001 of $715,000 (before net interest expense of $689,000). Excluding the asset impairment charge of $1,562,000, the acquisition expenses of $411,000, and the cost report and indigent care adjustments delineated above, the net effect of which increased net revenues by $515,000, the adjusted operating profit margin (adjusted operating profit as a percentage of adjusted net revenues) was 3.4% for the current year's quarter versus 1.9% in last year's quarter. For the six months ended December 31, 2002, excluding the asset impairment charge, acquisition expenses and the cost report and indigent adjustments, the net effect of which increased net revenues by $515,000, adjusted operating profit margin was 4.4% for the current year versus 1.1% last year.

         Consolidated net revenues for the quarters ended December 31, 2002 and 2001 were $23,675,000 and $21,590,000, respectively, an increase of 9.7% in the current year's quarter. Adjusted net revenues, which excludes the $515,000 net effect of cost reports and indigent care adjustments, increased 7.3% over the same period. The increased adjusted net revenues and adjusted operating profit resulted from a 15.2% increase in admissions, a 12.9% increase in equivalent admissions and a 27.8% increase in surgeries. Over the past 23 months, since the Company acquired its current six hospitals, it has added 24 net additional physicians to the medical staffs of its facilities (including five additional physicians in the current quarter) who contributed much of the increased volume. The increase in equivalent admissions resulted from the growth in outpatient revenues which accounted for 47.4% of net revenues in the quarter ended December 31, 2002, compared to 46.7% in last year's quarter.

         Consolidated net revenues for the six months ended December 31, 2002 and 2001 were $47,476,000 and $43,139,000, respectively, an increase of 10.0% in the current year. Equivalent admissions increased 13.8%, admissions increased 10.0% and surgeries increased 18.0% for the six months ended December 31, 2002 from the comparable period of the prior year.

         Adjusted operating expenses, which includes depreciation and amortization but excludes the asset impairment charge and acquisition expenses, increased 5.6% for the quarter ended December 31, 2002 from the comparable period of the prior year, to $22,369,000 from $21,185,000, due primarily to the increased patient volume. Adjusted operating expenses as a percentage of adjusted net revenues, which excludes the $515,000 of adjustments to net revenues, decreased 1.5% from 98.1% to 96.6%. Provision for bad debts decreased to 10.9% of adjusted net revenues in the quarter ended December 31, 2002 from 11.9% of net revenues last year due to improved collections and increased Medicare and Medicaid net revenues as a percentage of total net revenues. Adjusted operating expenses, which include depreciation and amortization but exclude the asset impairment charge and expenses with respect to the proposed HealthMont acquisition, increased 5.3% for the six months ended December 31, 2002 compared to the same period last fiscal year, but adjusted operating expenses as a percentage of adjusted net revenues decreased 3.3% from 98.9% to 95.6%.

         In the quarter ended December 31, 2001, the Company reported earnings from discontinued operations from its former Life Sciences and Engineering segment of $839,000 which included a $846,000 gain on the sale of the Company's investment in LTS Holdings Inc.

         SunLink Health Systems, Inc. currently operates six community hospitals and related businesses in the southeast and midwest. Each SunLink facility is the only hospital in its community. SunLink's operating strategy is to link patients' needs with dedicated physicians and health professionals to deliver quality, efficient medical care in each community it serves.

         On October 15, 2002, the Company announced it had signed a definitive merger agreement to acquire all of the shares of HealthMont, Inc., a privately held operator of community hospitals. Under the terms of the merger agreement, the Company would acquire two community hospitals: Memorial Hospital of Adel, a 60-bed acute care facility in Adel, Georgia, which includes a 95-bed nursing home, and Callaway Community Hospital, a 49-bed acute-care hospital in Fulton, Missouri. If the acquisition is completed, the Company would operate eight community hospitals with a total of 442 beds. If the acquisition is completed, the Company also would issue 1,250,000 common shares of the Company to the shareholders of HealthMont in connection with the merger and would become obligated to issue 122,000 additional common shares of the Company in connection with certain outstanding HealthMont stock options and warrants.

         The merger agreement provides that it is cancelable by either party if not completed by January 31, 2003. On January 28, 2003, SunLink notified HealthMont of its position that, as a result of delays attributable to preparation of the HealthMont financial information for the merger Proxy/Registration statement, HealthMont does not have the ability to terminate the merger agreement without cause. HealthMont has disagreed with SunLink's position but has not notified SunLink it intends to cancel the merger agreement.

         On January 29, 2003, SunLink filed its preliminary Proxy/Registration on Form S-4 with the Securities and Exchange Commission and preliminarily scheduled a special shareholders' meeting for March 27, 2003 to vote on the proposed merger.

         On January 30, 2003, SunLink received a letter from HealthMont purporting to conclude that an acquisition proposal HealthMont received from a third party was a superior proposal within the terms of the merger agreement. SunLink believes the valuation ascribed to the competing proposal was flawed in several material respects and is evaluating the information provided by HealthMont. Accordingly, SunLink has not determined that HealthMont has, in fact, received a superior proposal.

         SunLink and HealthMont have engaged in discussions concerning possible amendments to the merger agreement, as well as possible financial support of HealthMont by SunLink to enable HealthMont to continue its current operations until the merger can be completed. No specific additional agreements or modifications to the merger agreement have been reached and no assurances can be given that any additional agreements or any modifications to the merger agreement will be reached, or that the merger will be completed.

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the Company's business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the Company's Annual Report on Form 10-K for the year ended June 30, 2002.

                  The Company will conduct a conference call on Thursday, February 6, 2003 at 11:00 a.m. Eastern Time to discuss its quarterly results and the potential merger with HealthMont, Inc. To participate in the conference call, please call 1-800-930-1344. A replay of the call will be available shortly after the call and will continue to be available for 30 days at 1-800-839-6713 and enter the passcode 5469055 when prompted.


                                                                  (continued..)

SUNLINK HEALTH SYSTEMS ANNOUNCES
SECOND QUARTER RESULTS AND STATUS
OF HEALTHMONT, INC. MERGER
AMOUNTS IN 000'S, EXCEPT PER SHARE AMOUNTS


                                                                          THREE                                   SIX
CONSOLIDATED STATEMENTS OF EARNINGS                                    MONTHS ENDED                           MONTHS ENDED
                                                                       DECEMBER 31,                           DECEMBER 31,
                                                                ---------------------------           ---------------------------
                                                                  2002               2001               2002               2001
                                                                --------           --------           --------           --------

Net Revenues                                                    $ 23,675           $ 21,590           $ 47,476           $ 43,139
Operating Expenses:
    Salaries, wages and benefits                                  11,270             10,709             22,143             21,502
    Provision for bad debts                                        2,530              2,569              5,320              5,391
    Supplies                                                       2,740              2,326              5,461              4,757
    Purchased services                                             1,841              1,864              3,737              3,646
    Other operating expenses                                       3,087              2,855              6,420              5,681
    Rents and leases                                                 539                533              1,096              1,056
    Depreciation and amortization                                    362                329                718                617
    Acquisition expenses                                             411                                   411
    Asset impairment charge                                        1,562                 --              1,562                 --
    Gain on sales of property & equipment                             --               (310)                --               (329)
                                                                --------           --------           --------           --------
Operating Profit  (Loss)                                            (667)               715                608                818

    Interest Income (Expense) - net                                 (568)              (689)            (1,301)            (1,384)
                                                                --------           --------           --------           --------

Earnings (Loss) from Continuing Operations
    Before Income Taxes                                           (1,235)                26               (693)              (566)
Income Tax Expense                                                   (67)                --               (159)                --
                                                                --------           --------           --------           --------
Earnings (Loss) from Continuing Operations                        (1,302)                26               (852)              (566)
Discontinued Operations:
    Earnings (Loss) on disposal of Housewares Segment                331                (84)               331                170
    Earnings (Loss) on operations of Life Science and
          Engineering  Segment                                       (15)               839                (30)               831
                                                                --------           --------           --------           --------
Earnings from Discontinued Operations                                316                755                301              1,001
                                                                --------           --------           --------           --------

    Net Earnings (Loss)                                         $   (986)          $    781           $   (551)          $    435
                                                                ========           ========           ========           ========
Earnings (Loss) Per Share from Continuing Operations:
        Basic                                                   $  (0.26)          $   0.01           $  (0.17)          $  (0.11)
                                                                ========           ========           ========           ========
        Diluted                                                 $  (0.26)          $   0.00           $  (0.17)          $  (0.11)
                                                                ========           ========           ========           ========
Earning Per Share from Discontinued Operations:
        Basic                                                   $   0.06           $   0.15           $   0.06           $   0.20
                                                                ========           ========           ========           ========
        Diluted                                                 $   0.06           $   0.14           $   0.06           $   0.20
                                                                ========           ========           ========           ========
Net Earnings (Loss) Per Share:
        Basic                                                   $  (0.20)          $   0.16           $  (0.11)          $   0.09
                                                                ========           ========           ========           ========
        Diluted                                                 $  (0.20)          $   0.15           $  (0.11)          $   0.09
                                                                ========           ========           ========           ========
Weighted Average Common Shares Outstanding:
        Basic                                                      4,998              4,976              4,998              4,976
                                                                ========           ========           ========           ========
        Diluted                                                    4,998              5,277              4,998              4,976
                                                                ========           ========           ========           ========


SUMMARY BALANCE SHEETS                                         DECEMBER 31,       JUNE 30,
                                                                  2002              2002
                                                                --------           --------

ASSETS
Cash                                                            $   468            $ 5,719
Other Current Assets                                             14,149             13,843
Property Plant and Equipment, net                                34,076             28,596
Long-term Assets                                                    448                413
                                                                -------            -------
                                                                $49,141            $48,571
                                                                =======            =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                                             $17,926            $16,511
Long-term Debt and Other Noncurrent Liabilities                  25,858             26,105
Shareholders' Equity                                              5,357              5,955
                                                                -------            -------
                                                                $49,141            $48,571
                                                                =======            =======


                                                                  (continued..)

SUNLINK HEALTH SYSTEMS ANNOUNCES
SECOND QUARTER RESULTS AND STATUS
OF HEALTHMONT, INC. MERGER
AMOUNTS IN 000'S, EXCEPT PER SHARE AMOUNTS

SUPPLEMENTAL PRO FORMA FINANCIAL DATA


                                                                  THREE                                  SIX
                                                              MONTHS ENDED                          MONTHS ENDED
                                                               DECEMBER 31,                         DECEMBER 31,
                                                      ---------------------------           ---------------------------
                                                        2002                2001              2002                2001
                                                      --------            -------           --------            -------

Adjusted net revenues:

Net revenues as reported                              $ 23,675            $21,590           $ 47,476            $43,139

Final settlement and filings of Medicare and
    Medicaid cost reports                                 (898)                                 (898)

Settlement of a Medicaid indigent care
   issue in Georgia                                        383                                   383
                                                      --------            -------           --------            -------

Adjusted net revenues                                 $ 23,160            $21,590           $ 46,961            $43,139
                                                      ========            =======           ========            =======


Adjusted operating expenses:

Operating expenses as reported:                       $ 24,342            $20,875           $ 46,868            $42,321

Acquisition expenses                                      (411)                                 (411)

Asset impairment charge                                 (1,562)                               (1,562)

Gain on sales of property & equipment                                         310                                   329
                                                      --------            -------           --------            -------

Adjusted operating expenses                           $ 22,369            $21,185           $ 44,895            $42,650
                                                      ========            =======           ========            =======

Adjusted operating profit:

Adjusted net revenues                                 $ 23,160            $21,590           $ 46,961            $43,139

Adjusted operating expenses                             22,369             21,185             44,895             42,650
                                                      --------            -------           --------            -------

Adjusted operating profit                             $    791            $   405           $  2,066            $   489
                                                      ========            =======           ========            =======

Adjusted operating profit margin                           3.4%               1.9%               4.4%               1.1%
                                                      ========            =======           ========            =======